UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 11, 2011

CHINA INTELLIGENCE INFORMATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-131017	98-0509797
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

11th Floor No.11 Building, Shuntai Square, No.2000 Shunhua Rd, High-tech Industrial Development Zone, Jinan, China 250101
(Address of principal executive offices)

86-531-55585742 (Registrant’s telephone number, including area code)

CHINA VOIP & DIGITAL TELECOM INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2011, the Board of Directors of China Intelligence Information System, Inc. (the “Company”) appointed Ruzhi Xu and Xiaodong Ding as directors of the Company, which brings the total number of directors of the Company to nine.  Both will serve until their successor is duly elected and qualified. Mr. Xu was appointed to be a member of the Corporate Governance and Nomination Committee and the Compensation Committee of the Board of Directors. Mr. Ding was appointed to be the Chairman of the Audit Committee and a member of the Compensation Committee of the Board of Directors.

Mr. Ruzhi Xu has served as the Dean of the Computer Information Engineering College of Shandong Finance Institute and also as the chief professor of the College since 2004.  Mr. Xu earned his engineering master’s degree from Xi’an Jiaotong University in 1991 and a doctorate from Shanghai Fudan University in 2004. Mr.Xu’s primary areas of concentration are software engineering; cloud computing and management operating system. His comprehensive experience working in both the university and in software enterprises for over 10 years has provided him with expertise in the operation of intellectual technology enterprises.

Mr. Xiaodong Ding has served as the associate professor in the Accounting College of Shandong Finance Institute since 1988. Mr. Ding  graduated from the Central University of Finance and Economics in 1988 with a master degree and  majored in Foreign Financial Accounting.

Both Mr. Xu and Mr. Ding meet the independence requirements of Section 301 of the Sarbanes-Oxley Act.

There is no arrangement or understanding between either Mr. Xu or Mr. Ding and any other person pursuant to which either was selected to serve as a director of the Company.  Neither has a family relationship with any director, executive officer or person nominated as such of the Company.

Since the beginning of the Company’s last fiscal year, there has been no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Xu or Mr. Ding, or members of their immediate families, had or will have a direct or indirect material interest.

On January 12, 2011, the Company issued a press release announcing the appointment of Mr. Xu and Mr. Ding to the Company’s Board of Directors, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 8.01.	Other Events

On January 11, 2011, the Board of Directors of the Company authorized the establishment of an Audit Committee, Corporate Governance and Nomination Committee and  Compensation Committee of the Board of Directors. The composition of each committee is as follows:

Audit Committee: Xiaodong Ding (Chairman), Yanli Jiang and Yinyi Xu;
Corporate Governance and Nomination Committee: Yinyi Xu (Chairman), Ruzhi Xu and Kaili Kan
Compensation Committee: Yanli Jiang (Chairman), Ruzhi Xu and Xiaodong Ding

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated January 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

China Intelligence Information Systems, Inc.

By:	/s/ Li Kunwu
President and CEO

Date:  January 12, 2011